UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported):
                         April 7, 2011 (April 4, 2011)
                         ------------------------------

                                LEO MOTORS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                               95-3909667
               --------                               ----------
    (State or other jurisdiction of      (I. R. S. Employer Identification No.)
     incorporation or organization)

     291-1, Hasangok-dong, Hanam City, Gyeonggi-do, Republic of Korea  465-250
     -------------------------------------------------------------------------
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code  +82 31 796 8805
                                                    ---------------

                                      n/a
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  4.01.  CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

On April 4, 2011, Leo Motors, Inc. (the "Company") accepted the resignation of Gruber & Company LLC as the Company's Independent Registered Public Accounting Firm. Gruber & Company informed the Company on January 25, 2011 that it may not be able to continue as Auditor because Mr. Gruber, its principal, does not speak Korean. From then until April 4, 2011, the Company attempted to determine whether Gruber & Company could continue as the Company's principal auditor under PCAOB rules and regulations. It was determined on April 4, 2011 that the PCAOB rules and regulations required Gruber & Company to resign.

On April 7, 2011, the Company engaged Stan Jeong-Ha Lee as its Independent Registered Public Accounting Firm. Mr. Lee has been engaged to audit our 2010 annual financial statements; and to provide review and auditing services for the Company going forward. Mr. Lee, who speaks Korean, has assisted with the audit since the beginning of the audit process, and has assisted with the auditor review of the 1st, 2nd and 3rd Quarter 2010 quarterly financial statements.

The decision to change accountants was recommended, approved and ratified by the Company's Board of Directors effective April 7, 2011. Gruber & Company's reports on the financial statements of the Company for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than the inclusion of an explanatory paragraph discussing the Company's ability to continue as a going concern.

During the years ended December 31, 2010, 2009 and 2008, and any subsequent interim periods through the date of Gruber & Company's resignation, there were no disagreements between Gruber & Company and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gruber & Company would have caused Gruber & Company to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2010, 2009, and 2008, and any subsequent interim periods through the date the Company was informed of Gruber & Company's status.

The Company has requested that Gruber & Company respond to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that Gruber & Company review the Item 4.01 disclosure in this report and has provided Gruber & Company with an opportunity to provide a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which Gruber & Company does not agree with the statements made by the Company herein. Gruber & Company provided the letter filed herewith as Exhibit 16.1.

The Company has not previously consulted with Mr. Lee regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2010, 2009, and 2008, and any later interim period, including the interim period up to and including the date of Gruber & Company's resignation.

Mr. Lee has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Mr. Lee did not furnish a letter to the Commission.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

16.1     Letter  from  Gruber  &  Company  with Regards to Item 4.01 Disclosure.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LEO MOTORS, INC.
                                        (Registrant)

Dated: April 7, 2011                    By: \s\Jung Yong Lee
                                            ----------------
                                            Jung Yong Lee
                                            Chief Executive Officer